Exhibit 99.1

Contact:	Curtis Garner Chief Financial Officer Otelco Inc. 205-625-3571 Curtis@otelcotel.com

Otelco Reports Fourth Quarter and Year 2012 Results

ONEONTA, Alabama (February 25, 2013) – Otelco Inc. (NASDAQ: OTT) (TSX: OTT.un), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, today announced results for its fourth quarter and year ended December 31, 2012.  Key highlights for Otelco include:

●	Total revenues of $23.9 million for fourth quarter 2012 and $98.4 million for 2012.
●	Operating income (loss) of $5.6 million for fourth quarter 2012 and ($129.4) million for 2012.
●	Adjusted EBITDA (as defined below) of $11.5 million for fourth quarter 2012 and $45.2 million for 2012.

“The fourth quarter of 2012 produced our best quarterly financial results for the year,” said Mike Weaver, President and Chief Executive Officer of Otelco.  “Adjusted EBITDA topped $11.5 million for the fourth quarter and was $45.2 million for the year ended December 31, 2012.  The adjusted EBITDA margin for 2012 of 45.9% represents a 1.4 percentage point margin improvement over 2011 results. Our cash balance increased by $5.3 million from the third quarter, finishing the year at $32.5 million.

“During 2012, our access line equivalents declined by 2.4% due solely to a reduction in residential access lines – a decline which was partially offset by modest gains in business access lines and high-speed Internet customers,” continued Weaver.  “While we are never pleased with declining access lines, the good news is that we had positive growth in our business customers.  Our fourth quarter results point out the fact that our operations remain strong and we continue to produce significant positive cash flow.

“The proposed restructuring plan we announced on February 1st, if approved as filed, accomplishes three important objectives,” Weaver added. “The plan:

●	Reduces our total debt by 50%;
●	Amends and extends the senior credit facility through April 30, 2016 at competitive rates; and
●	Puts in place a simplified capital structure that will serve Otelco well going forward.

Our focus remains on continuing to provide the excellent service that our valuable and loyal customers have come to expect from Otelco.

“The solicitation documents describing the proposed plan were mailed on February 13th to our senior subordinated note holders (including those held through IDS units) to holders of record as of February 8th and the balloting process is now underway.  The deadline for returning ballots is March 15th,” noted Weaver. “I encourage our unit holders to carefully review the materials we have provided as they consider their options.  I am confident the restructuring plan represents the best possible outcome for the Company, the holders of our IDS units, and our creditors.”

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Otelco Reports Fourth Quarter and Year 2012 Results

February 25, 2013

Fourth Quarter 2012 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Change
	2011	2012	Amount	Percent
Revenues	$25,648	$23,888	$(1,760)	(6.9	) %
Operating income	$5,859	$5,563	$(296)	(5.1	) %
Interest expense	$(6,184)	$(5,770)	$414	(6.7	) %
Net income (loss) available to stockholders	$24	$(23)	$(47)	(195.8	) %
Basic net income (loss) per share	$-	$-	$-	-%

Adjusted EBITDA(a)	$10,909	$11,521	$612	5.6%
Capital expenditures	$2,100	$2,961	$861	41.0%

	Year Ended December 31,		Change
	2011	2012	Amount	Percent
Revenues	$101,844	$98,404	$(3,440)	(3.4	) %
Operating income (loss)	$24,630	$(129,394)	$(154,024)	*
Interest expense	$(24,776)	$(22,932)	$(1,844)	(7.4	) %
Net income (loss) available to stockholders	$2,197	$(126,900)	$(129,097)	*
Basic net income (loss) per share	$0.17	$(9.60)	$(9.77)	*

Adjusted EBITDA(a)	$45,302	$45,180	$(122)	(0.3	) %
Capital expenditures	$10,548	$6,357	$(4,191)	(39.7	) %

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA(a) to Net Income (Loss)
	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012
Net income (loss)	$24	$(23)	$2,197	$(126,900)
Add: Depreciation	3,140	2,553	11,891	10,496
Interest expense - net of premium	5,842	5,428	23,408	21,564
Interest expense - amortize loan cost	342	342	1,368	1,368
Income tax expense (benefit)	214	(178)	250	(24,868)
Change in fair value of derivatives	(589)	-	(2,230)	(241)
Loan fees	19	19	76	76
Amortization - intangibles	1,917	1,705	8,342	8,781
Goodwill impairment	-	-	-	143,653
Impairment of long-lived assets	-	-	-	8,622
Restructuring expense	-	1,082	-	2,036
IXC Tariff Dispute Settlement	-	593	-	593
Adjusted EBITDA	$10,909	$11,521	$45,302	$45,180

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Fourth Quarter and Year 2012 Results

February 25, 2013

Otelco Inc. - Key Operating Statistics (2)
(Unaudited)					Quarterly		Annual
					% Change		% Change
	December 31,		September 30,	December 31,	from		from
	2011(2)	2012	2012	2012	September 30, 2012		2011-2012
Otelco access line equivalents(1)	102,378	99,935	100,195	99,935	(0.3	) %	(2.4	) %

RLEC and other services:
Voice access lines	46,202	43,021	43,816	43,021	(1.8	) %	(6.9	) %
Data access lines	22,904	22,742	22,977	22,742	(1.0	) %	(0.7	) %
Access line equivalents(1)	69,106	65,763	66,793	65,763	(1.5	) %	(4.8	) %
Cable television customers	4,201	4,155	4,181	4,155	(0.6	) %	(1.1	) %
Satellite television customers	226	233	232	233	0.4%		3.1%
Additional internet customers	5,414	4,506	4,690	4,506	(3.9	) %	(16.8	) %
RLEC dial-up	301	198	211	198	(6.2	) %	(34.2	) %
Other dial-up	2,797	1,895	2,083	1,895	(9.0	) %	(32.2	) %
Other data lines	2,316	2,413	2,396	2,413	0.7%		4.2%

CLEC:
Voice access lines	30,189	30,470	30,341	30,470	0.4%		0.9%
Data access lines	3,082	3,162	3,061	3,162	3.3%		2.6%
Access line equivalents(1)	33,271	33,632	33,402	33,632	0.7%		1.1%
Wholesale network connections(3)	157,144	162,117	162,700	162,117	(0.4	) %	3.2%

	For the Years Ended				Annual Change
	December 31,				2011-2012
	2011(2)	2012			Amount		Percentage
Total Revenues (in millions):	$101.8	$98.4			$(3.40)		(3.3	) %
RLEC	$57.4	$55.7			$(1.70)		(3.0	) %
CLEC	$44.4	$42.7			$(1.70)		(3.8	) %

(1)  We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).
(2)  We acquired Shoreham Telephone Company Inc. (“Shoreham”) on October 14, 2011. At December 31, 2011, STC had 3,309 voice access lines and 1,672 data access lines, or 4,981 access line equivalents, and 55 dial-up internet customers which are included in the Key Operating Statistics.
(3)  Time Warner Cable is the source for approximately 98% of wholesale network connections.

FINANCIAL DISCUSSION FOR FOURTH QUARTER 2012:

All financial information includes the acquisition of Shoreham on and as of October 14, 2011.

Revenues

Total revenues decreased 6.9% in the three months ended December 31, 2012, to $23.9 million from $25.6 million in the three months ended December 31, 2011.  The decline is the result of the loss of traditional RLEC voice access line related revenues and revenue decreases due to the FCC’s InterCarrier Compensation reform order. The table below provides the components of our revenues for the three months ended December 31, 2012 compared to the same period of 2011.

	Three Months Ended December 31,		Change
	2011	2012	Amount	Percent
	(dollars in thousands)
Local services	$11,802	$10,806	$(996)	(8.4	) %
Network access	8,143	7,122	(1,021)	(12.5)
Cable television	751	766	15	2.0
Internet	3,591	3,707	116	3.2
Transport services	1,361	1,487	126	9.3
Total	$25,648	$23,888	$(1,760)	(6.9)

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Otelco Reports Fourth Quarter and Year 2012 Results

February 25, 2013

Local services revenue decreased 8.4% in the quarter ended December 31, 2012 to $10.8 million from $11.8 million in the quarter ended December 31, 2011. Shoreham accounted for an increase of $0.1 million. The FCC’s ICC order reduced or eliminated intrastate and local cellular revenue, with a portion of the RLEC decrease recovered through the Connect America Fund which is categorized as interstate access revenue. The impact in fourth quarter was a decrease of $0.7 million. The decline in RLEC voice access lines accounted for a decrease of $0.3 million and CLEC market pricing accounted for a decrease of $0.1 million. Network access revenue decreased 12.5% in the fourth quarter 2012 to $7.1 million from $8.1 million in the quarter ended December 31, 2011. Special access added $0.4 million. Accruals for settlement of a 2010 tariff dispute in 2012 decreased revenue by $0.6 million. Interstate and Intrastate toll decreases primarily associated with the FCC’s ICC order were partially offset by the new Connect America Fund revenue but still represented a decline of $0.8 million. Cable television revenue in the three months ended December 31, 2012, increased 2.0% to remain at $0.8 million in the three months ended December 31, 2012 and 2011.  Growth in digital services was offset by the decline in basic cable subscribers. Internet revenue for the fourth quarter 2012 increased 3.2% to $3.7 million from $3.6 million in the three months ended December 31, 2011. Growth in broadband services and fiber rental was partially offset by the loss of dial-up subscribers outside of our service territory.  Transport services revenue increased 9.3% to $1.5 million from $1.4 million in the quarter ended December 31, 2011 from growth in wide area network services.

Operating Expenses

Operating expenses in the three months ended December 31, 2012, decreased 7.4% to $18.3 million from $19.8 million in the three months ended December 31, 2011.  Cost of services  decreased 9.3% to $10.2 million in the quarter ended December 31, 2012, from $11.2 million in the quarter ended December 31, 2011. Reductions in employee expenses, including the reduction in employees implemented at the end of second quarter 2012; long distance and internet expenses; and network efficiencies account for the decrease. Selling, general and administrative expenses increased 10.7% to $3.9 million in the three months ended December 31, 2012, from $3.5 million in the three months ended December 31, 2011. Restructuring expenses account for an increase of $1.1 million, which were partially offset by decreases in other legal expenses; employee cost, including the reduction in employees at the end of second quarter and reductions in management compensation; uncollectible expense and operating taxes of $0.7 million.   Depreciation and amortization for fourth quarter 2012 decreased 15.8% to $4.3 million from $5.1 million in fourth quarter 2011 due primarily to lower capital expenditures in 2011 and 2012.   Amortization of Time Warner Cable contract intangible asset increased by $0.4 million, reflecting its shorter remaining life, which was offset by a similar $0.4 million decrease in amortization of other intangible assets associated with the Country Road acquisition.

Interest Expense

Interest expense decreased 6.7% to 5.8 million in the three months ended December 31, 2012, from $6.2 million in the quarter ended December 31, 2011. The lower effective interest rate on the outstanding balance on our long-term notes payable upon the expiration of our interest rate swaps in first quarter 2012 reduced interest by $0.5 million. Accrued interest on the third quarter deferred interest on the senior subordinated notes increased interest by $0.1 million.

Change in Fair Value of Derivatives

The Company had two interest rate swap agreements intended to hedge changes in interest rates on its senior debt that expired during first quarter 2012. The liability for the swap decreased $0.6 million in fourth quarter 2011, accounting for the difference.

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Otelco Reports Fourth Quarter and Year 2012 Results

February 25, 2013

Adjusted EBITDA

Adjusted EBITDA for the three months ended December 31, 2012, was $11.5 million compared to $10.9 million for the same period in 2011 and $11.4 million in the third quarter of 2012.  Restructuring and one-time expenses are added back in the calculation of Adjusted EBITDA. See financial tables for a reconciliation of Adjusted EBITDA to net income (loss).

Balance Sheet

As of December 31, 2012, the Company had cash and cash equivalents of $32.5 million compared to $12.4 million at the end of 2011.  Our $162.0 million senior credit facility matures in October 2013 and is now classified as a current liability. The third and fourth quarter interest on our senior subordinated notes was deferred by the Board of Directors.

Capital Expenditures

Capital expenditures were $3.0 million for the quarter, reflecting continued investment in infrastructure and cost saving projects.

Fourth Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Tuesday, February 26, 2013, at 11:00 a.m. ET.  To participate in the call, participants should dial (719) 325-2308 and ask for the Otelco call 10 minutes prior to the start time.  Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com  or www.earnings.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company’s website at www.OtelcoInc.com or www.earnings.com for 30 days.  A one-week telephonic replay may also be accessed by calling (719) 457-0820 and using the Confirmation Code 9546013.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia.  The Company’s services include local and long distance telephone, network access, transport, digital high-speed data lines and dial-up internet access, cable television and other telephone related services. With approximately 99,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines.  Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services through several subsidiaries.  For more information, visit the Company’s website at www.OtelcoInc.com.

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Otelco Reports Fourth Quarter and Year 2012 Results Page 6 February 25, 2013

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could impact the Company’s restructuring plans or cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements, including as a result of the inherent unreliability of guidance. There can be no assurance that the restructuring transaction described herein will be consummated. In addition to statements which explicitly describe such risks and uncertainties, such as guidance related to Adjusted EBITDA, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Fourth Quarter and Year 2012 Results Page 7 February 25, 2013

OTELCO INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2011	2012
Assets
Current assets
Cash and cash equivalents	$12,393,792	$32,516,283
Accounts receivable:
Due from subscribers, net of allowance for doubtful
accounts of $260,568 and $239,274, respectively	4,355,632	4,205,944
Unbilled receivables	2,183,465	2,003,634
Other	5,449,074	5,336,162
Materials and supplies	1,780,820	1,845,246
Prepaid expenses	1,328,475	1,981,631
Deferred income taxes	726,310	1,843,160
Total current assets	28,217,568	49,732,060

Property and equipment, net	65,881,975	58,242,903
Goodwill	188,954,840	44,956,840
Intangible assets, net	20,545,691	6,670,392
Investments	1,943,805	1,919,327
Deferred financing costs	4,485,324	4,037,311
Deferred income taxes	7,454,443	6,275,997
Other assets	240,667	490,131
Total assets	$317,724,313	$172,324,961

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$1,490,717	$2,007,405
Accrued expenses	6,034,104	14,900,378
Advance billings and payments	1,590,689	1,560,190
Deferred income taxes	353,285	430,896
Customer deposits	143,657	90,837
Current maturity of long-term debt	-	162,000,000
Total current liabilities	9,612,452	180,989,706
Deferred income taxes	48,112,384	22,670,168
Interest rate swaps	241,438	-
Advance billings and payments	615,584	788,638
Other liabilities	403,823	484,019
Long-term notes payable	271,106,387	108,990,023
Total liabilities	330,092,068	313,922,554

Stockholders' Deficit
Class A Common Stock, $.01 par value-authorized 20,000,000 shares;
issued and outstanding 13,221,404 shares	132,214	132,214
Retained deficit	(12,499,969)	(141,729,807)
Total stockholders' deficit	(12,367,755)	(141,597,593)
Total liabilities and stockholders' deficit	$317,724,313	$172,324,961

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Otelco Reports Fourth Quarter and Year 2012 Results Page 8 February 25, 2013

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended, December 31,		Twelve Months Ended, December 31,
	2011	2012	2011	2012

Revenues	$25,647,760	$23,888,322	$101,843,567	$98,404,232

Operating expenses
Cost of services	11,233,414	10,193,678	43,995,953	42,231,706
Selling, general and administrative expenses	3,498,924	3,872,851	12,984,686	14,013,154
Depreciation and amortization	5,056,804	4,258,462	20,232,833	19,277,214
Long-lived assets impairment - PP&E	-	-	-	2,874,000
Long-lived assets impairment - intangibles	-	-	-	5,748,000
Goodwill impairment	-	-	-	143,653,744
Total operating expenses	19,789,142	18,324,991	77,213,472	227,797,818

Income (loss) from operations	5,858,618	5,563,331	24,630,095	(129,393,586)

Other income (expense)
Interest expense	(6,184,333)	(5,769,951)	(24,776,123)	(22,932,180)
Change in fair value of derivatives	588,861	-	2,229,893	241,438
Other income	(25,204)	5,417	363,482	316,922
Total other expense	(5,620,676)	(5,764,534)	(22,182,748)	(22,373,820)

Income (loss) before income tax	237,942	(201,203)	2,447,347	(151,767,406)
Income tax (expense) benefit	(213,916)	177,707	(249,929)	24,867,841

Net income (loss) available to common stockholders	$24,026	$(23,496)	$2,197,418	$(126,899,565)

Weighted average common shares outstanding	13,221,404	13,221,404	13,221,404	13,221,404
Basic net income (loss) per share	$-	$-	$0.17	$(9.60)

Dividends declared per common share	$0.18	$-	$0.71	$0.18

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Otelco Reports Fourth Quarter and Year 2012 Results Page 9 February 25, 2013

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Years Ended Decebmer 31,
	2011	2012
Cash flows from operating activities:
Net income (loss)	$2,197,418	$(126,899,565)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation	11,891,474	10,495,725
Amortization	8,341,359	8,781,489
Long-lived assets impairment - PP&E	-	2,874,000
Long-lived assets impairment - intangibles	-	5,748,000
Goodwill impairment	-	143,653,744
Amortization of debt premium	(103,640)	(116,364)
Amortization of loan costs	1,368,095	1,368,097
Change in fair value of derivatives	(2,229,893)	(241,438)
Provision (benefit) for deferred income taxes	226,962	(24,958,753)
Provision for uncollectible revenue	914,555	619,812
Changes in assets and liabilities; net of assets and liabilities acquired:
Accounts receivables	(1,590,110)	(177,380)
Material and supplies	173,350	(64,426)
Prepaid expenses and other assets	(117,356)	(904,643)
Accounts payable and accrued liabilities	(1,423,589)	9,188,250
Advance billings and payments	(116,732)	142,555
Other liabilities	(1,756)	222,083

Net cash from operating activities	19,530,137	29,731,186

Cash flows from investing activities:
Acquisition and construction of property and equipment	(10,547,705)	(6,357,307)
Purchase of investment	(2,220)	(1,033)
Payments for the purchase of Shoreham Telephone, net of cash acquired	(5,010,284)	-

Net cash used in investing activities	(15,560,209)	(6,358,340)

Cash flows used in financing activities:
Cash dividends paid	(9,321,088)	(2,330,272)
Loan origination costs	(95,594)	(920,083)
Repayment of long-term notes payable	(385,828)	-

Net cash used in financing activities	(9,802,510)	(3,250,355)

Net increase (decrease) in cash and cash equivalents	(5,832,582)	20,122,491
Cash and cash equivalents, beginning of period	18,226,374	12,393,792

Cash and cash equivalents, end of period	$12,393,792	$32,516,283

Supplemental disclosures of cash flow information:
Interest paid	$24,130,675	$14,895,749

Income taxes paid	$90,517	$76,749

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